UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CollPlant Holdings Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer
Identification No.)

3 Sapir Street, Weizmann Science Park
Ness-Ziona, Israel	74140
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
American Depositary Shares, each representing fifty (50) ordinary shares, par value NIS 0.03 per ordinary share	The Nasdaq Stock Market LLC
Ordinary shares, NIS 0.03 per ordinary share*	The Nasdaq Stock Market LLC*

*Not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission. The American Depositary Shares represent the right to receive ordinary shares and have been registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-214188 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

(Title of class)

SEC1922 (6-15)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Collplant Holdings Ltd. (the “Company”) hereby incorporates by reference (a) the description of its ordinary shares, par value NIS 0.03 per share, contained under the heading “Description of our Ordinary Shares,” (b) the description of its American Depositary Shares, each representing 50 ordinary shares, par value NIS 0.03 per share, contained under the heading “Description of American Depositary Shares,” and (c) the information set forth under the heading “Taxation,” in each case, in the Company’s Registration Statement on Form F-1 (File No. 333-214188), as originally filed with the Securities and Exchange Commission (the “Commission”) on October 21, 2016, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which information and prospectus shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	CollPlant Holdings Ltd.

Date	January 29, 2018

By	Eran Rotem, Deputy CEO and Chief Financial Officer